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                           FLAG INVESTORS FUNDS, INC.
                         (FORMERLY DEUTSCHE FUNDS, INC.)

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN

     This Amended and Restated Multiple Class Plan ("Plan") is adopted as of January 31, 2000, by FLAG INVESTORS FUNDS, INC. (the "Corporation"), a Maryland corporation, with respect to the classes of shares ("Classes") of the portfolios of the Corporation (the "Funds") set forth on exhibit(s) hereto.

     1.   PURPOSE

     This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), in connection with the issuance by the Corporation of more than one class of shares of any or all of the Funds in reliance on the Rule and to make payments as contemplated herein.

     2.   SEPARATE ARRANGEMENTS / CLASS DIFFERENCES

          a. DESIGNATION OF CLASSES: The Funds, set forth on exhibit(s) hereto offer up to three classes of shares: Class A Shares, Class B Shares and Class C Shares.

          b. CATEGORIES/TYPES OF INVESTORS ELIGIBLE TO PURCHASE EACH CLASS OF
SHARES:

     Class A Shares, Class B Shares and Class C Shares of the fluctuating value funds are sold to the same types of investors. The investor is able to choose among a front-end sales load (Class A Shares), a contingent deferred sales charge (Class B Shares), or a hybrid load (Class C Shares). Class A Shares of Flag Investors US Money Market Fund are offered generally to investors. Class B Shares of Flag Investors US Money Market Fund are designed primarily for temporary investment as part of a special investment program in Class B Shares of the fluctuating funds.

              c. SALES LOADS: Class A Shares of Flag Investors US Money Market Fund are offered without an initial sales charge. A maximum sales charge of 5.5% of offering price is imposed on purchases of Class A Shares in the fluctuating funds. Certain purchases of these Class A Shares are not subject to a sales charge as described in the Corporation's registration statement. Class A Shares purchased without an initial sale charge based on an initial investment of $1,000,000 or more may be charged a contingent deferred sales charge of 1.00% for redemptions made within one full year of purchase; and 0.50% for redemptions made within the second full year of purchase.

     Class B Shares and Class C Shares are sold without an initial sales charge, but are subject to a maximum contingent deferred sales charge of 5.0% and 1.0% respectively, as described in the Corporation's registration statement.


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        d. 12B-1 FEES AND SHAREHOLDER SERVICING FEES: Under the applicable Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Funds are authorized to pay distribution fees of 0.25 % of the average daily net assets of Class A Shares and 0.75% of the average daily net assets of Class B Shares and Class C Shares. Under the applicable shareholder servicing arrangements, the Funds are authorized to pay service fees of 0.25% of the average daily net assets of Class B Shares and Class C Shares.

        e. MINIMUM INVESTMENTS: The minimum initial purchase for all classes is $2,000 and the minimum subsequent purchase is $100, except that IRA minimums for initial and subsequent investments are $1000 and $100, respectively, and the quarterly and monthly minimums for automatic reinvestment plans are $250 and $100, respectively.

        f. VOTING RIGHTS: Shareholders of each Class are entitled to one vote for each share held and fractional votes for each fractional share held on the record date for the election of Directors and any other matter requiring a shareholder vote. Shareholders of the Corporation will vote in the aggregate and not by Fund or Class except (i) as otherwise expressly required by law or when the Directors determine that the matter to be voted upon affects only the interests of the shareholders of a particular Fund or Class, and (ii) only holders of a Class will be entitled to vote on matters submitted to shareholder vote with respect to the Rule 12b-1 Plan applicable to such Class.

        g. SPECIAL SERVICES OR FEATURES RELATED TO PURCHASING OR REDEEMING
SHARES: Shareholders who have redeemed their Class A Shares have the privilege of reinstating their accounts by purchasing Class A Shares of the Funds, at net asset value without a sales charge, up to the dollar amount redeemed. The privilege must be exercised within 90 days of the date of the redemption request.

        h. EXCHANGE PRIVILEGES.

        Holders of Class A Shares, Class B Shares or Class C Shares of the Funds may exchange their Shares for the same class of other Funds or any other fund in the Flag Investors Family of Funds, without a sales charge, with the exception of Class A shares of a Flag Investors money market fund that were not acquired through a prior exchange.

        3. EXPENSE ALLOCATIONS.

        12B-1 FEES AND SHAREHOLDER SERVICING FEES: Expenses incurred pursuant to the Rule 12b-1 Plan or shareholder servicing arrangements will be borne solely by the relevant Class of the relevant Fund.

        4. CONVERSION FEATURES

        Class B Shares will automatically convert into Class A Shares on or about the fifteenth of the month seven full years after the purchase date.


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        5. MONITORING.

        The Directors will monitor the Corporation for the existence of any material conflicts between the interests of the various Classes and will take such action as might be reasonably necessary to eliminate any such conflicts. The Manager and the Distributor will be responsible for reporting any potential or existing conflicts to the Directors and if a conflict arises the Manager at its own expense will take appropriate action to remedy such conflict up to and including the establishment of a new registered investment company.

        6. EFFECTIVENESS.

        This Plan shall become effective with respect to each Class, (i) to the extent required by the Act, after approval by a majority vote of: (a) the Corporation's Board of Directors; (b) the members of the Board of the Corporation who are not interested persons of the Corporation and have no direct or indirect financial interest in the operation of the Corporation's Plan , and
(ii) upon execution of an exhibit adopting this Plan with respect to such Class.

        7. AMENDMENT.

        Any material amendment to this Plan will be effective after approval by a majority vote of: (a) the Corporation's Board of Directors; and (b) the members of the Board of the Corporation who are not interested persons of the Corporation and have no direct or indirect financial interest in the operation of the Corporation's Plan.


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                                    EXHIBIT A
                                     to the
                     Amended & Restated Multiple Class Plan

                           FLAG INVESTORS FUNDS, INC.
                         (formerly Deutsche Funds, Inc.)

 Flag Investors European Mid-Cap Fund (formerly Deutsche European Mid-Cap Fund)
                     - Class A, Class B and Class C Shares
 Flag Investors Japanese Equity Fund (formerly Deutsche Japanese Equity Fund) -
                           Class A and Class B Shares
          Flag Investors Top 50 Asia (formerly Deutsche Top 50 Asia) -
                           Class A and Class B Shares
        Flag Investors Top 50 Europe (formerly Deutsche Top 50 Europe) -
                    Class A, Class B and Class C Shares Flag
               Investors Top 50 US (formerly Deutsche Top 50 US) -
                       Class A, Class B and Class C Shares
         Flag Investors Top 50 World (formerly Deutsche Top 50 World) -
                           Class A and Class B Shares
 Flag Investors US Money Market Fund (formerly Deutsche U.S. Money Market Fund)-
                           Class A and Class B Shares


        This Amended and Restated Multiple Class Plan is adopted as of January 31, 2000, by Flag Investors Funds, Inc. with respect to the Classes of Shares of the Fund of the Corporation set forth above.

        Witness the due execution hereof this 31st day of January, 2000.


                                                     FLAG INVESTORS FUNDS, INC.


                                            By:      /s/ Daniel O. Hirsch
                                                    ----------------------------
                                            Name:    Daniel O. Hirsch
                                            Title:   Assistant Secretary


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                                    EXHIBIT B
                                     to the
                     Amended & Restated Multiple Class Plan

                           FLAG INVESTORS FUNDS, INC.
                         (formerly Deutsche Funds, Inc.)

 Flag Investors Japanese Equity Fund (formerly Deutsche Japanese Equity Fund) -
                                 Class C Shares
          Flag Investors Top 50 Asia (formerly Deutsche Top 50 Asia) -
                                 Class C Shares
         Flag Investors Top 50 World (formerly Deutsche Top 50 World) -
                                 Class C Shares
 Flag Investors US Money Market Fund (formerly Deutsche U.S. Money Market Fund)-
                                 Class C Shares


        This Amended and Restated Multiple Class Plan is adopted as of January 31, 2000, by Flag Investors Funds, Inc. with respect to the Classes of Shares of the Fund of the Corporation set forth above.

        Witness the due execution hereof this 31st day of January, 2000.



                                           FLAG INVESTORS FUNDS, INC.


                                           By:      /s/ Daniel O. Hirsch
                                                    ----------------------------
                                           Name:    Daniel O. Hirsch
                                           Title:   Assistant Secretary


Flag Investors Funds, Inc.              5